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                                                                    EXHIBIT 11.1


                         INTERNATIONAL COMPUTEX, INC.

                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                        YEARS ENDED DECEMBER 31,

                                                             1997        1996
Primary and fully diluted:

Weighted average common stock outstanding                  2,875,460   2,125,000
Common stock equivalents (modified treasury stock method)    225,438     162,855
                                                          ----------  ----------

Total weighted average and common equivalent
shares outstanding                                         3,100,898   2,287,855
                                                          ==========  ==========

Net income/(loss)                                         $  710,660  $1,134,384
                                                          ==========  ==========

Net income/(loss) per share                               $     0.23  $     0.50





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